D
PC

The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation: MEEDER FUNDS

(2) Registered office address: 6125 MEMORIAL DRIVE, DUBLIN, OHIO 43017
(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s): SECTION 9.6 OF ARTICLE IX
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted: SEPTEMBER 13, 2018
(month, day, year)

(5) Approved by:

(check appropriate box)

☐ the incorporators.

☑ the board of directors without shareholder approval and shareholder approval was not required.

☐ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

The Trustees of the Meeder Funds, organized and existing as a Massachusetts business trust, do hereby amend the Declaration of Trust as of the 13th day of September, 2018, as follows:

Section 9.6 of Article IX of the Declaration of Trust of the Meeder Funds Trust is hereby amended and revised to read as follows:

Section 9.6. Incorporation or Reorganization of Series.
With the approval of a Majority Shareholder Vote of any series, the Trustees may sell, lease or exchange all of the Trust Property allocated or belonging to that series, or cause to be organized or assist in organizing a corporation or corporations under the laws of any other jurisdiction, or any other trust, unit investment trust, partnership, association or other organization, to take over all of the Trust Property allocated or belonging to that series and to sell, convey and transfer such Trust Property to any such corporation, trust, unit investment trust, partnership, association, or other organization in exchange for the shares or securities thereof or otherwise. Nothing contained herein shall be construed as requiring approval of Shareholders for the merger or consolidation of two or more series within the Trust, except as may be required by the 1940 Act.

P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: ______________________________

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by: ______________________________ ,
(signature of authorized individual)

- ☐ Chairman of the board of directors,
- ☐ President,
- ☑ Other officer,
- ☐ Court-appointed fiduciary,

on this 14 day of SEPTEMBER , 2018 .

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $______ having been paid, said articles are deemed to have been filed with me this _______ day of _____________, 20_____ , at _______a.m./p.m.
time

Effective date:____
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

____
Examiner

____
Name approval

____
C

____
M

TO BE FILLED IN BY CORPORATION
Contact Information:

ALAINA SALONSKY

6125 MEMORIAL DRIVE

DUBLIN, OHIO 43017

Telephone: 614-760-2129

Email: ASALONSKY@MEEDERINVESTMENT.COM

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

CERTIFICATE OF AMENDMENT
TO DECLARATION OF TRUST
OF THE MEEDER FUNDS

Approval of the Amendment to the Agreement and Declaration of Trust

The Trustees of the Meeder Funds, organized and existing as a Massachusetts business trust, do hereby amend the Declaration of Trust as of the 13th day of September, 2018, as follows:

Section 9.6 of Article IX of the Declaration of Trust of the Meeder Funds Trust is hereby amended and revised to read as follows:

Section 9.6. Incorporation or Reorganization of Series.

With the approval of a Majority Shareholder Vote of any series, the Trustees may sell, lease or exchange all of the Trust Property allocated or belonging to that series, or cause to be organized or assist in organizing a corporation or corporations under the laws of any other jurisdiction, or any other trust, unit investment trust, partnership, association or other organization, to take over all of the Trust Property allocated or belonging to that series and to sell, convey and transfer such Trust Property to any such corporation, trust, unit investment trust, partnership, association, or other organization in exchange for the shares or securities thereof or otherwise. Nothing contained herein shall be construed as requiring approval of Shareholders for the merger or consolidation of two or more series within the Trust, except as may be required by the 1940 Act.

RESOLUTIONS
OF THE MEEDER FUNDS TRUSTEES
SEPTEMBER 13, 2018

Approval of the Amendment to the Agreement and Declaration of Trust

RESOLVED, that Section 9.6 of Article IX of the Declaration of Trust of the Meeder Funds Trust be deleted and replaced by the following new Section 9.6 in order to resolve an ambiguity:

Section 9.6. Incorporation or Reorganization of Series.

With the approval of a Majority Shareholder Vote of any series, the Trustees may sell, lease or exchange all of the Trust Property allocated or belonging to that series, or cause to be organized or assist in organizing a corporation or corporations under the laws of any other jurisdiction, or any other trust, unit investment trust, partnership, association or other organization, to take over all of the Trust Property allocated or belonging to that series and to sell, convey and transfer such Trust Property to any such corporation, trust, unit investment trust, partnership, association, or other organization in exchange for the shares or securities thereof or otherwise. Nothing contained herein shall be construed as requiring approval of Shareholders for the merger or consolidation of two or more series within the Trust, except as may be required by the 1940 Act.

FURTHER RESOLVED, that the appropriate officers of the Trust be, and hereby are, authorized to execute, deliver and file any documents, including an amendment to the Trust's Agreement and Declaration of Trust, and to take any other actions they deem necessary or appropriate to effectuate the foregoing resolution.

CERTIFICATE OF SECRETARY

The Secretary hereby certifies that she is the duly elected and qualified Secretary of the Trust and certifies that the foregoing is a true and correct record of the resolutions considered and duly adopted by the Board of Trustees on September 13, 2018.

Alaina Salonsky

Alaina Salonsky, Secretary

9/13/2018

Date